UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2022

SOUTH JERSEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                         ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2022, South Jersey Industries, Inc. (the “Company”) entered into an unsecured $150 million term loan credit agreement (the “Term Loan Agreement”) with KeyBank National Association (“KeyBank”) as Administrative Agent and lender.  The entire amount was borrowed on December 20, 2022, and any amounts repaid prior to the maturity date cannot be reborrowed.  The Company expects to use the net proceeds of the borrowing for the repayment of certain indebtedness as well as working capital and other general corporate purposes.

The Company previously announced that it has entered into an agreement and plan of merger pursuant to which the Company would become a wholly-owned subsidiary of an affiliate of Infrastructure Investments Fund (the “IIF Acquisition”).  The maturity date of the term loan is March 20, 2023, or, if earlier, the date that the IIF Acquisition is consummated.  On the maturity date, the principal and any accrued but unpaid interest must be paid.

The term loan bears interest at a variable base rate or a variable secured overnight financing rate (as defined in the Term Loan Agreement, “SOFR”), at the Company’s election.  Interest on base rate loans will be equal to 0.5% plus the highest of: (a) the daily “prime rate” of KeyBank; (b) the Federal Funds Rate plus 0.5%; (c) the Adjusted Term SOFR (as defined in the Term Loan Agreement) for a one-month interest period rate plus 1%, and (d) 1.00%.  Interest on SOFR loans will be determined by reference to Adjusted Term SOFR plus 1.5%.

The Term Loan Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as such terms are defined in the Term Loan Agreement) of not more than 0.70 to 1.0, and customary events of default.

KeyBank and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of KeyBank have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Term Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Term Loan Agreement is qualified in its entirety by reference to the text of the Term Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8 K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of December 20, 2022 between the South Jersey Industries, Inc. and KeyBank National Association, as administrative agent and lender.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: December 23, 2022	By:	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Senior Vice President & Chief Financial Officer

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